EXHIBIT 10.4

ENDORSEMENT TO 10% SENIOR SECURED CONVERTIBLE NOTE

Precision Optics Corporation, Inc.
New York, New York
October 15, 2010

The 10% Senior Secured Convertible Note dated June 25, 2008 and amended December 11, 2008, June 25, 2010, July 26, 2010 and September 15, 2010 (the “Note”) of Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), payable to the order of Arnold Schumsky (the “Holder”) in an aggregate principal amount of $50,000 and to which this Endorsement is affixed is hereby amended in the following respects:

1.             The term “Stated Maturity Date” is hereby restated to be “November 15, 2010.”

2.             Except as expressly amended by this Endorsement, the Note remains in full force and effect and the Company hereby reconfirms its obligations thereunder.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be duly executed, and the Holder has caused this Endorsement to be duly accepted, by their respective duly authorized representatives as of the day and year first above written.

PRECISION OPTICS CORPORATION, INC.

By	/s/ Richard E. Forkey

Name: Richard E. Forkey
Title: Chief Executive Officer

Accepted:

/s/ Arnold Schumsky

Arnold Schumsky